Exhibit 3.46

BYLAWS

OF

FHK, INC.

A Tennessee Corporation

ARTICLE I

PRINCIPAL OFFICE

The principal office of this corporation is at 1229 17th Avenue South, Suite A, Nashville, TN 37212. The principal office may be changed at any time by appropriate resolution of the Board of Directors. The corporation may have offices and places of business at such other locations within or without the state of Tennessee as shall be determined by the Board of Directors. (Sometimes referred to herein as the “Board”).

ARTICLE II

MEETINGS AND SHAREHOLDERS

1.                                       Annual Meeting. The annual meeting of the shareholders shall be held at such time and place, either within or without this State, as may be designated from time to time by the directors.

2.                                       Special Meetings. Special Meetings of the shareholders may be called by the President, a majority of the Board of Directors, or by the holders of not less than one-tenth (1/10) of all the shares entitled to vote at such meeting. The place of said meetings shall be the principal office of the corporation, unless otherwise designated by the directors.

3.                                       Notice of Shareholder Meetings.  Written notice of shareholders’ meetings shall be given either personally or by mail, to each shareholder of record at his address, as the same appears on the stock book of the Corporation, not less than ten (10) nor more than sixty (60) days before the meeting is to be held. If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventy-five (75) days before the meeting. In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called and no other business may be transacted or considered. If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the Corporation’s assets, to amend the charter or to effect any other fundamental corporate change, then that annual meeting shall be deemed, for the purpose of notice, a special meeting. Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a shareholder or by the attendance in person or by proxy of any shareholder at such meeting. No irregularity of notice of any regular or special meeting of the shareholders shall invalidate such meeting or any proceeding thereat.

4.                                       Quorum/Voting.  No business may be transacted at any meeting of the shareholders unless all of the shares entitled to vote are represented at such meeting. A unanimous vote of the shareholders is required to decide any question brought before the shareholders at any regular or special meeting.

5.                                       Voting and Proxies.  Every shareholder entitled to vote at a meeting may do so either in person or by written proxy, which proxy shall be filed with the Secretary of the meeting before being voted. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of that meeting.

ARTICLE III

BOARD OF DIRECTORS

1.                                       Qualification and Election.  Directors need not be shareholders or residents of this State, but must be of legal age. They shall be elected by a unanimous vote at the annual meetings of the shareholders.  Each director shall hold office until the expiration of the term for which he is elected, and thereafter until his successor has been elected and qualified.

2.                                       Number.  The number of directors shall be fixed from time to time by the shareholders, or by a unanimous vote of the entire Board of Directors.

3.                                       Duties. The directors shall have the general management and control of the business and affairs of the corporation and exercise all the powers that may be exercised or performed by the corporation under the laws of the State of Tennessee, the charter, and these bylaws. The Board of Directors may designate any one or more of themselves or any officer to have and exercise the power of the directors and any action taken pursuant to such directions shall be binding upon the corporation until and unless the same is rescinded by a unanimous vote of the Board of Directors.

4.                                       Meetings. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of the shareholders, at which time the officers of the corporation shall be elected. Meetings of the Board of Directors shall be held on call of any member after giving notice in writing or otherwise to all members at least twenty-four hours prior thereto. Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a Director or by attendance in person or by proxy of any Director at such meeting. No irregularity of notice of such meeting shall invalidate such meeting or any proceeding thereat.

5.                                       Quorum and Vote. No business may be transacted at any meeting of the Directors unless all of the Directors are in attendance, either in person or by proxy. A meeting may be adjourned despite the absence of a quorum, and notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed thirty days in any one adjournment. The unanimous vote of the directors present at a meeting, either in person or by proxy, shall be the act of the board.

6.                                       Executive and Other Committees. The Board of Directors, by a resolution adopted by unanimous vote of its members, may designate an executive committee, consisting of one or more directors, and other committees, consisting of one or more persons, who may or may not be directors, and may delegate to such committee or committees and all such authority as it deems desirable, including the right to delegate to an executive committee the power to exercise all the authority of the Board of Directors in the management of the affairs and property of the corporation.

ARTICLE IV

OFFICERS

l.                                          Number. The corporation shall have a President, a Vice-President, a Secretary, and a Treasurer, and such other officers as the Board of Directors shall from time to time deem necessary. Any two or more officers may be held by the same person, except the offices of President and Secretary.

2.                                       Election and Term. The officers shall be elected by the board at its annual meeting. Each officer shall serve until the expiration of the term for which he is elected and thereafter until his successor has been elected and qualified.

3.                                       Duties.  All officers shall have such authority and perform such duties in the management of the corporation as are normally incident to their offices and as the Board of Directors may from time to time provide.

4.                                       President.  The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall, unless otherwise provided by the Board, be an ex-officio member of all standing committees, including the executive committee, if any.  He shall, in general, have the powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be assigned to him by the Board of Directors.

5.                                       Vice-President.  The Vice-President shall perform the functions of the office of the President in his absence or in case of his disability, and such other duties as may be assigned from time to time by the Board of Directors.

6.                                       Secretary.  The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors and shall give notice as required by these bylaws of all such meetings; he shall affix the seal of the corporation, if one should be adopted, to deeds and other instruments in writing requiring a seal and shall perform all the duties commonly incident of this office, and shall perform such other duties and have such other powers as the Board of Directors shall designate.

The Secretary shall have the power, together with the President, to sign certificates of stock of the corporation. In his absence at any meeting an assistant secretary or a secretary pro tempore shall perform his duties thereat. He shall have charge of the stock certificate books and ledgers and of such other books and records as the Board of Directors may determine.

7.                                       Treasurer. The Treasurer shall have custody of the funds and securities of the corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors taking proper voucher for such disbursements, and shall render to the President or to the Board of Directors, whenever either may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond, with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation of all books, papers, vouchers, money, and other property in the case of his death, resignation, retirement, or removal from office.

8.                                       Compensation.  The officers or other employees of the corporation shall receive such compensation or salary for services as may from time to time be authorized by the Board of Directors. Such authorization may be either formal or informal action and the compensation of an officer shall be a valid and subsisting debt of the corporation.

ARTICLE V

RESIGNATIONS, REMOVALS, AND VACANCIES

1.                                       Resignations. Any officer or director may resign at any time by giving written notice to the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its acceptance by the Board of Directors.

2.                                       Removal of Officers. Any officer or agent may be removed by the Board whenever in its judgment the best interest of the corporation will be served thereby.

3.                                       Removal of Directors.  Any or all of the directors may be removed with or without cause by a special shareholders’ meeting called expressly for that purpose.

4.                                       Vacancies. If a vacancy occurs in the Board of Directors by reason of death or resignation, or if the shareholders fail to fill all the vacancies in the Board of Directors at the annual meeting of shareholders or any meeting for the purpose of electing Directors, the vacancies shall be filled by the affirmative unanimous vote of the remaining members of the Board of Directors. Any vacancy caused by removal of a director shall be filled by the shareholders and may be filled at the shareholders’ meeting at which the vacancy is created or at a subsequent meeting.

ARTICLE VI

CAPITAL STOCK

1.                                       Class.  The stock authorized to be issued by this corporation shall be limited to one class which shall be common voting stock.

2.                                       Stock Certificates.  Every shareholder shall be entitled to a certificate or certificates of capital stock of the corporation in such forms as may be prescribed by the Board of Directors.  Unless otherwise decided by the board, such certificates shall be signed by the President and the Secretary of the corporation.

3.                                       Transfer of Shares.  Shares of stock may be transferred on the books of the corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by either the applicable securities laws or any shareholder agreement.

4.                                       Loss of Certificates.  In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Director shall prescribe.

5.                                       Restrictions on Transfer.  The President and Secretary of the Corporation shall have authority on behalf of the Corporation to enter into any contract between the Corporation and any or all of its shareholders (a) imposing restrictions on the future transfer (whether inter vivos, by inheritance or testamentary gift), hypothecation or other disposition of its shares; (b) granting purchase options to the Corporation or its shareholders; or (c) requiring the Corporation or its shareholders to purchase such shares upon stated contingencies. In addition, any or all of such restrictions, options or requirements may be imposed on all shares of the Corporation, issued and unissued, upon the resolution of the Board of Directors and the consent of all shareholders as of the date of the Board’s resolution. If the Corporation has issued any shares without certificates, the holders thereof must be given written notice by the Corporation of any restrictions on transfer.

ARTICLE VII

ACTION BY CONSENT

Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon.

ARTICLE VIII

INDEMNITY

1.                                       Directors and Officers Indemnification.  Every person who was or is a party or is threatened to be made a party to, or is involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, is or was serving at the request of the Corporation as a director or officer of another corporation, or as its enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the Tennessee Business Corporation Act of the State of Tennessee, as amended and as the same may be amended hereafter.

2.                                       Advancement of Expenses.  Reasonable expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is, or was, a director or officer of the Corporation (or was serving at the Corporation’s request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the Tennessee Business Corporation Act as the same now exists or as it may hereafter be amended.

ARTICLE IX

AMENDMENT OF BYLAWS

These bylaws may be amended, added to, or repealed either by a unanimous vote of the shareholders or a unanimous vote of the Board of Directors. Any change in the bylaws made by the Board of Directors, however, may be amended or repealed by the shareholders.

CERTIFICATION

I certify that these bylaws were adopted by the incorporator at the organizational meeting of the Corporation held on the 16 day of November, 1993.

/s/ [ILLEGIBLE]
Secretary